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                                                                 Exhibit 10.66.1

                                 PROMISSORY NOTE


$500,000                                                      September 25, 1997



            FOR VALUE RECEIVED, UNISON HEALTHCARE CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to BRITWILL INVESTMENTS COMPANY, LTD. (the "Lender"), or registered assigns, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) or such lesser portion thereof as may be advanced by the Lender, and to pay interest on the unpaid principal amount of this note (this "Note") for each day that such unpaid principal amount is outstanding at the Interest Rate, with all principal and interest on this Note due and payable on or before October 7, 1997. This Note is issued pursuant to that Loan and Security Agreement dated as of April 21, 1997, by and among the Borrower, the Lender, and Elk Meadows Investments, LLC, as modified by a Modification Agreement dated as of September 24, 1997 (as modified, the "Loan and Security Agreement"). Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Loan and Security Agreement.

            The Borrower agrees to an effective rate of interest that is the rate stated above plus an additional rate of interest, if any, resulting from any other charges in the nature of interest paid or to be paid or on behalf of the Borrower, or any benefit received or to be received by the Lender, in connection with this note. Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

            Payments of the principal of and interest on this Note shall be made by the Borrower to the holder hereof in immediately available funds in the manner and at the address specified for such purposes in the Loan and Security Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the


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Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

            The Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

            The holder hereof may, as provided in Section 13.2 of the Loan and Security Agreement, sell, assign, transfer, negotiate, grant participants in or otherwise dispose of all or any portion of this Note and the indebtedness evidenced by this Note.

            The Note is secured by the security interests granted to the Lender pursuant to Article VIII of the Loan and Security Agreement and pursuant to the Stock Pledge Agreement. The holder of this Note is entitled to the benefits of the Loan and Security Agreement and may enforce the agreements of the Borrower contained in the Loan and Security Agreement and exercise remedies provided for, by, or otherwise available in respect of, the Loan and Security Agreement, all in accordance with the terms of the Loan and Security Agreement. If an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note, together with all accrued Interest and Fees, may be declared and become due and payable in the manner and with the effect provided in the Loan and Security Agreement.

            This Note is made and delivered in Scottsdale, Arizona, and shall be governed by, and construed in accordance with, the internal laws (without application of its conflict of laws provision) of the State of Arizona.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.



                                        UNISON HEALTHCARE CORPORATION





                                        By: /s/  Michael A. Jeffries

                                        ----------------------------------------
                                        Its: President and CEO
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